EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendments to the Registration Statements on Form S-8 (Nos. 333-279120, 333-264665, 333-183012, 333-166576, 333-145188, 333-117980, and 333-110494) of ExxonMobil Holdings Corporation of our report dated February 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Exxon Mobil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 1, 2026